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                                                                    Exhibit 5(c)

                        [BARNES & THORNBURG LETTERHEAD]

                                                                    May 24, 1999

Joseph E. Seagram & Sons, Inc.
375 Park Avenue
New York, New York 10152

The Seagram Company Ltd.
1430 Peel Street
Montreal, Quebec
Canada H3A 1S9

Ladies and Gentleman:

     We are acting as Indiana counsel to Joseph E. Seagram & Sons, Inc., an Indiana corporation (the "Company"), in connection with the Registration Statement on Form S-3 of the Company and The Seagram Company Ltd., a Canadian corporation (the "Guarantor"), under the Securities Act of 1933, as amended (the "Act"), filed with the Securities and Exchange Commission on May 13, 1999 (the "Registration Statement"), relating to (i) the Company's debt securities ("Debt Securities"), (ii) the guarantees of the Guarantor which will be issued in connection with the Debt Securities (the "Guarantees"), (iii) share purchase contracts, representing rights to purchase common shares of the Guarantor (the "Stock Purchase Contracts"), (iv) share purchase units ("Share Purchase Units"), which will be sold by the Guarantor and which represent ownership of the Share Purchase Contracts and the Debt Securities, securing the obligations of holders under the Share Purchase Contracts, and (v) common shares of the Guarantor, without nominal or par value (the "Common Shares"), to be issued and sold from time to time for an aggregate initial offering price not to exceed $1,150,000,000 (or the equivalent thereof in foreign denominated currencies or composite currencies). The Debt Securities, the Guarantees, the Stock Purchase Contracts, the Share Purchase Units, and the Common Shares are collectively referred to herein as the "Securities".

     We have examined (1) the Registration Statement, and (2) the Indenture, dated as of September 15, 1991 (the "Indenture"), among the Guarantor, the Company and The Bank of New York, as trustee (the "Trustee"). We have also examined, and have relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the
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Joseph E. Seagram & Sons, Inc.
The Seagram Company Ltd.
June 7, 1999
Page 2

conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     In addition, we have assumed that (i) the Registration Statement will have become effective; (ii) a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby, (iii) all Securities issued will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company, the Guarantor (when applicable) and the other parties thereto and will be governed by the laws of the State of New York; and (v) any securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

     Based on the foregoing, we are of the opinion that, under the laws of the State of Indiana, with respect to the Debt Securities, when (i) all necessary corporate action has been taken by the Company to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, and (ii) such Debt Securities shall have been duly executed, authenticated, issued and delivered in accordance with the laws of the State of Indiana and the State of New York, the provisions of the Indenture dated as of September 15, 1991 (the "Indenture"), among the Company, the Guarantor and The Bank of New York, as Trustee, a copy of which has been incorporated by reference as an exhibit to the Registration Statement, and the applicable definitive purchase, underwriting, or similar agreement approved by the Board of Directors of the Company (the "Board") or by an officer of the Company acting pursuant to authority delegated by the Board, upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and legally binding obligations of the Company, in accordance with and subject to the terms thereof. We express no opinion as to any corporate action required to be taken by either the Guarantor or The Bank of New York, as Trustee, and, for purposes of this opinion, expressly assume that all required corporate action has been duly and validly taken by each of them.

     Our opinions set forth above are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     We are qualified to practice law in the State of Indiana. We do not purport to be experts on any law other than the laws of the United States or the State of Indiana. We are not expressing any opinion concerning any law other than the laws of the State of Indiana, and, insofar as Indiana.

BARNES & THORNBURG
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Joseph E. Seagram & Sons, Inc.
The Seagram Company Ltd.
June 7, 1999
Page 3


law is involved, we are not expressing any opinion concerning either the applicability of, or compliance with, Indiana laws relating to the distribution of securities.

     This opinion letter is rendered to you in connection with the above-described transactions, and may not be relied upon by you for any other purpose, or relied upon, or furnished to, any other person, firm or corporation without our prior written consent; provided, however, that we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus forming a part thereof.

     This opinion may be relied upon by Simpson Thacher & Bartlett.



                                        Very truly yours,


                                        /s/ Barnes & Thornburg
                                        -----------------------
                                        BARNES & THORNBURG